EX-31 Rule 13a-14(d)/15d-14(d) Certifications.

I, Leland F. Bunch, III, certify that:

1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the BANK 2017-BNK9 (the "Exchange Act periodic reports");

2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

Wells Fargo Bank, National Association, as Master Servicer, Rialto Capital Advisors, LLC, as Special Servicer, Wilmington Trust, National Association, as Trustee, Wells Fargo Bank, National Association, as Certificate Administrator, Wells Fargo Bank, National Association, as Custodian, Park Bridge Lender Services LLC, as Operating Advisor, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant, National Tax Search, LLC, as Servicing Function Participant, Wells Fargo Bank, National Association, as Primary Servicer for the Colorado Center Mortgage Loan, AEGON USA Realty Advisors, LLC, as Special Servicer for the Colorado Center Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Colorado Center Mortgage Loan, Wells Fargo Bank, National Association, as Certificate Administrator for the Colorado Center Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Colorado Center Mortgage Loan, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant for the Colorado Center Mortgage Loan, National Tax Search, LLC, as Servicing Function Participant for the Colorado Center Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the Griffin Portfolio Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for the Griffin Portfolio Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Griffin Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Certificate Administrator for the Griffin Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Griffin Portfolio Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Griffin Portfolio Mortgage Loan, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant for the Griffin Portfolio Mortgage Loan, National Tax Search, LLC, as Servicing Function Participant for the Griffin Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the Park Square Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for the Park Square Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Park Square Mortgage Loan, Wells Fargo Bank, National Association, as Certificate Administrator for the Park Square Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Park Square Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Park Square Mortgage Loan, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant for the Park Square Mortgage Loan, National Tax Search, LLC, as Servicing Function Participant for the Park Square Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the U.S. Industrial Portfolio III Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for the U.S. Industrial Portfolio III Mortgage Loan, Wilmington Trust, National Association, as Trustee for the U.S. Industrial Portfolio III Mortgage Loan, Wells Fargo Bank, National Association, as Certificate Administrator for the U.S. Industrial Portfolio III Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the U.S. Industrial Portfolio III Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the U.S. Industrial Portfolio III Mortgage Loan, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant for the U.S. Industrial Portfolio III Mortgage Loan, National Tax Search, LLC, as Servicing Function Participant for the U.S. Industrial Portfolio III Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the Bass Pro & Cabela's Portfolio Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for the Bass Pro & Cabela's Portfolio Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Bass Pro & Cabela's Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Certificate Administrator for the Bass Pro & Cabela's Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Bass Pro & Cabela's Portfolio Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Bass Pro & Cabela's Portfolio Mortgage Loan, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant for the Bass Pro & Cabela's Portfolio Mortgage Loan, and National Tax Search, LLC, as Servicing Function Participant for the Bass Pro & Cabela's Portfolio Mortgage Loan.

Dated: November 4, 2019

/s/ Leland F. Bunch, III

President and Chief Executive Officer

(senior officer in charge of securitization of the depositor)